UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 7, 2015 (June 30, 2015)

OxySure Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2015, OxySure Systems, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with two accredited institutional investors (the “Investor(s)”), providing for, subject to various conditions, up to $3 million in financing in the form of $2.7 million in convertible preferred stock and 2 convertible notes totaling $.3 million.

The Purchase Agreements provide for two financing tranches, comprising a first tranche for $1 million received by the Company at the closing on June 30, 2015 (“Closing”) and a second tranche for $2 million paid by the Investors into an escrow account at Closing, to be released to the Company upon the uplisting of the Company’s common stock (“Common Stock”) to a national exchange such as NasdaqCM or NYSE MKT (“Uplisting”).

The first tranche of the financing totaling $1 million included the following:

(1)	Cash proceeds of $700,000 from the issuance of 385,000 shares of newly created series C convertible preferred stock of the Company (the “Series C Preferred”) to the Investors;

(2)	The Series C Preferred has a stated value of $2.00 per share, and include the following characteristics:

a.	6% Dividend, payable quarterly in cash or common stock at the Company’s option, commencing in the second quarter subsequent to issuance

b.	Optionally redeemable by the Company at any time prior to the earlier to occur of: (i) eight months subsequent to issuance; or (ii) the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) at a redemption premium of thirty five percent

c.	Subject to an Uplisting the conversion price is the higher of: (i) a floor price of $.49; or (ii) the amount that is a 35% discount to the then current market price of the Common Stock at the time of conversion

d.	A trading volume restriction associated with the Series C Preferred as follows: The total dollar volume tradable by the Investors is restricted to the higher of: (i) 10% of the Company’s weekly trade volume; and (ii) $35,000. There are no rollovers allowed, and the volume restriction falls away after the earlier to occur of eight months subsequent to the issuance of the Series C Preferred or an Uplisting

e.	An original issue discount of ten percent

f.	Piggyback registration rights

g.	Is junior in ranking to the Company’s series B preferred stock

h.	The right to participate in future offerings of the Company while ten percent of the Series C Preferred remains outstanding

(3)	Cash proceeds of $.3 million from the issuance of two notes (“Notes”);

(4)	The Investors have the option to purchase up to an additional 385,000 shares of the Series C Preferred through the funding of two back end notes issued to the Company by the Investors, which could increase the first tranche of the financing to $1.7 million; and

(5)	No warrants were issued in connection with the Series C Preferred or the first tranche of the financing.

The second tranche of the financing totaling $2 million (“Series D Cash Proceeds”) included the following:

(1)	The issuance of 1,050,000 shares of newly created series D convertible preferred stock of the Company (the “Series D Preferred”) to one of the Investors;

(2)	The Series C Preferred has a stated value of $2.00 per share, and include the following characteristics:

a.	6% Dividend, payable quarterly in cash or common stock at the Company’s option, commencing in the second quarter subsequent to issuance

b.	Optionally redeemable by the Company at any time prior to the earlier to occur of: (i) six months subsequent to issuance; or (ii) the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) at a redemption premium of thirty five percent

c.	The higher of: (i) a floor price of $.49; or (ii) the amount that is a 20% discount to the then current market price of the Common Stock at the time of conversion

d.	An original issue discount of $100,000

e.	Piggyback registration rights

f.	Is junior in ranking to the Company’s series B preferred stock

g.	The right to participate in future offerings of the Company while ten percent of the Series D Preferred remains outstanding

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(3)	The $2 million in Series D Cash Proceeds was placed into an escrow account at the Closing, and is to be released to the Company upon an Uplisting;

(4)	The Company issued the Investor warrants as to 875,000 shares of Common Stock (“Warrants”) in connection with the Series D Preferred; however that the Warrants were placed into an escrow account at the Closing. The Warrants are to be released to the Investor only upon the release of the $2 million Series D Cash Proceeds to the Company. The Warrants will expire on the fourth anniversary of the Closing Date and have an exercise price of $1.20 per share. The Warrants are not subject to an effective registration statement or otherwise cannot be sold without restriction pursuant to Rule 144;

(5)	The Company also placed into an escrow account 531,667 shares of newly created series E convertible preferred stock of the Company (the “Series E Preferred”) with the following provisions:

a.	The Series E Preferred has a stated value of $1.00 per share, and is junior in ranking to the Company’s series B preferred stock;

a.	If an Uplisting is completed in six months subsequent to the Closing, then all the Series E Preferred shares are returned to the Company at no cost;

b.	If however an Uplisting is not completed in six months subsequent to the Closing, the following is to occur:

i.	Up to 58,333 shares of the escrowed Series E Preferred will be released from the escrow account to the Investor for each 30 day extension requested by the Company, for up to a maximum of two extensions
ii.	Up to 350,000 shares of the escrowed Series E Preferred will be released from the escrow account to the Investor if, either (i) upon the 6 month anniversary of this Agreement, the Company has not completed an Uplisting and it has not requested either of the two 30 day extensions from the Investor to continue the Uplisting, (ii) upon the 7 month anniversary of the Closing, the Company has not completed an Uplisting and it has not requested the second of the two 30 day extensions from the Investor to continue the Uplisting or (iii) upon the 8 month anniversary of the Closing, the Company has not completed the Uplisting

c.	Up to 65,000 shares of the escrowed Series E Preferred will be released from the escrow account to the Investor if the Company has not filed a registration statement with the SEC allowing for the resale of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and the Common Stock issuable upon exercise of the Warrants.

The description pursuant to this Item 1.01 provides a summary of the Series C Preferred, Series D Preferred and Series E Preferred, which are more fully described in the Certificates of Designation of Preferences, Rights and Limitations of the Series C Preferred, Series D Preferred and Series E Preferred filed by the Company with the Delaware Secretary of State on June 29, 2015 (the “Certificates of Designation”). The Common Stock underlying the Series C Preferred, Series D Preferred and Series E Preferred and Warrants has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificates of Designation, the Securities Purchase Agreement, the Notes and the Warrants, and which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the securities to the Investors at the Closing comprising the Series C Preferred, Series D Preferred and Series E Preferred, Notes and the Warrants, and the issuance of shares of Common Stock upon exercise and conversion thereof, or as dividend payments on the Series C Preferred, Series D Preferred and Series E Preferred, and Notes have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 7.01. Regulation FD Disclosure.

On July 7, 2015, the Company issued a press release announcing the financing. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015

OXYSURE SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Julian T. Ross
Julian T. Ross
ITS:	Chief Executive Officer, President
Chief Financial Officer, and Secretary

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